EXHIBIT 99.1
                                                               ------------

                               REVOCABLE PROXY
                            UNION BANKSHARES, INC

                       SPECIAL MEETING OF SHAREHOLDERS


                         __________, _______, 1999

The undersigned shareholder(s) hereby appoints Richard C. Sargent, Esq.
and JoAnn Tallman, and each of them individually, as proxies, with full power of substitution in each, to vote all shares of common stock of Union Bankshares, Inc. ("Union") that the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of Union to be held at __________________ ___________________________________________________________, Vermont, on
__________, ________, 1999 at 10:00 a.m., Eastern Time, and at
any adjournment thereof.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please complete, sign, date and mail this proxy card promptly in the enclosed postage-paid envelope to The Union Bank, P.O. Box 667, Morrisville, Vermont 05661-0667 Attn: JoAnn Tallman. If you do not sign and return your proxy or attend the meeting and vote in person, your shares cannot by voted.

1. To approve the amendment of Section 7 of Union's Amended and Restated Articles of Association to increase the number of authorized shares of Union's common stock, $2.00 par value per share, from 2,400,000 to 5,000,000 shares. The increase is necessary to complete the proposed affiliation with Citizens Savings Bank and Trust Company ("Citizens") under the terms of the Affiliation Agreement between Union and Citizens dated as of February 16, 1999, as described in the Joint Proxy Statement/Prospectus of Union and Citizens dated ________________, 1999. If approved, the proposed increase in Union's authorized common stock will take effect even if the affiliation with Citizens is not completed for any reason.
            [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with the recommendations of Union's management. The Board of Directors is not aware of any matter which is to be presented for action at the Special Meeting other than as set forth on this card.

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This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Item 1.

              Please sign exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please so indicate. If a corporation, please sign in corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

              _______________________________________________
              Signature of Shareholder             Date

              _______________________________________________
              Signature of Shareholder             Date

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